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                        WHEN WAS THE
                       LAST TIME YOUR
                       TSI SHARES WERE
                         WORTH $14.00
                            EACH?


                      THE TIME IS NOW!
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JJF Acquisition, Inc., is offering to purchase your TSI shares for $14.00 net cash per share. . . That's the highest they've EVER been on a post-split basis!

                               [CHART]


                      ACT NOW! DON'T LOSE OUT!
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TSI's board of directors can prevent JJF Acquisition from buying your shares. . . UNLESS shareholders support our proposed slate of three director nominees and our bylaw and article amendment proposals.

                  YOUR VOTE TODAY IS IMPORTANT!
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TSI's Annual Meeting of Shareholders is scheduled for July 22 -- a few days away!

        TO TAKE ADVANTAGE OF THIS OFFER, JUST FOLLOW THESE STEPS.

     Sign, Mark, Date and Mail your GREEN proxy card in the postage-paid envelope mailed to you. Do NOT return the white proxy card.

     If your shares are held for you by a bank or brokerage firm, please instruct your brokerage representative to vote FOR our nominees on the GREEN proxy card.

     If you have already voted in favor of TSI, you are legally entitled to change your mind and vote FOR our nominees on the GREEN proxy card. Only your card with the latest date will count.

     If you have any questions or need help in voting your shares or changing your vote, please contact:

                         Beacon Hill Partners, Inc.
                              90 Broad Street
                                20th Floor
                        New York, New York  10004
                        CALL COLLECT:  (212) 843-8500
                       CALL TOLL-FREE:  (800) 475-9320


                     YOUR VOTE IS IMPORTANT!  RETURN
                          YOUR GREEN PROXY CARD!
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THE TENDER OFFER IS BEING MADE BY JJF ACQUISITION, INC. FOR ALL OUTSTANDING
SHARES OF TSI INCORPORATED COMMON STOCK. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 11, 1999, UNLESS THE OFFER IS EXTENDED TO A LATER DATE AND TIME. SHARES THAT ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.